UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020 (September 22, 2020)

REYNOLDS CONSUMER PRODUCTS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39205	45-3464426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 879-5067

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2020, the Board of Directors (the “Board”) of Reynolds Consumer Products Inc. (the “Company”), acting upon the recommendation of the Compensation, Nominating and Corporate Governance Committee (the “CNG Committee”) of the Board, elected Ann E. Ziegler to the Board, effective on that date. Ms. Ziegler will serve as a Class II director for a term expiring at the Company’s 2022 annual meeting of stockholders and until her successor is elected and qualified. In connection with Ms. Ziegler’s election, the Board increased the size of the Board from 6 to 7 members. In addition, the Board, upon the recommendation of the CGN Committee, appointed Ms. Ziegler to the Audit Committee of the Board.

Ms. Ziegler served as Senior Vice President and Chief Financial Officer of CDW Corporation, a technology solutions provider, from 2008 to 2017. From 2005 to 2008, Ms. Ziegler served as Chief Financial Officer and Senior Vice President, Administration of Sara Lee Food & Beverage, a division of Sara Lee Corporation, a global consumer goods company. From 2003 to 2005, Ms. Ziegler served as Chief Financial Officer and Senior Vice President, Administration of Sara Lee Bakery Group. From 1993 to 2003, Ms. Ziegler served in various corporate development and legal positions at Sara Lee. Prior to joining Sara Lee, Ms. Ziegler was a corporate attorney at the law firm of Skadden, Arps, Slate, Meagher & Flom.

As a non-employee director, Ms. Ziegler will participate in the Company’s non-employee director compensation arrangements described in Part III of the Company’s Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 10, 2020. Ms. Ziegler’s compensation with respect to her appointment to the Board and for serving on the Board for the remainder of 2020 will consist of: (i) a grant of 1,362 restricted stock units (“RSUs”) under the Company’s Equity Incentive Plan on September 22, 2020, which RSUs will vest in full on September 22, 2021, (ii) a $100,000 cash retainer (prorated for four months) for serving on the Board, and (iii) a $10,000 retainer (prorated for four months) for serving on the Audit Committee.

There are no arrangements or understandings between Ms. Ziegler and any other persons pursuant to which Ms. Ziegler was selected as a director, nor is Ms. Ziegler a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Ziegler’s election to the Board is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Reynolds Consumer Products Inc. on September 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2020

REYNOLDS CONSUMER PRODUCTS INC.

	By:	/s/ David Watson
David Watson
General Counsel and Secretary